SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ______________


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 18, 1999


                      METROMEDIA INTERNATIONAL GROUP, INC.
                      ------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                           1-5706                        58-0971455
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(State or other                 (Commission                    (IRS Employer
jurisdiction of                 File Number)                Identification No.)
incorporation)


One Meadowlands Plaza, East Rutherford, New Jersey               07073-2137
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      (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code: (201) 531-8000
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                                                                               2

Item 5. Other events

         On May 18, 1999, Metromedia International Group, Inc. (the "Company") entered into an agreement and plan of merger (the "Merger Agreement") with PLD Telekom Inc. ("PLD") pursuant to which a wholly owned subsidiary of the Company will be merged (the "Merger") with and into PLD with PLD as the surviving corporation. Following the consummation of the Merger, PLD will become a wholly owned subsidiary of the Company. A copy of the press release announcing the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the Merger Agreement is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

         PLD is a major provider of high quality, long distance and international telecommunications services in the former Soviet Union. Its five principal business units are PeterStar, which provides integrated local, long distance and international telecommunications in St. Petersburg through a fully digital fiber optic network; Teleport-TP, which provides international telecommunications services from Moscow and operates a pan-Russian satellite-based long distance network; Baltic Communications Limited, which provides dedicated international telecommunications services in St. Petersburg; ALTEL, which is the principal provider of cellular service in the republic of Kazakhstan; and BELCEL, which provides the only national cellular service in Belarus.

         In the Merger, each holder of shares of common stock, par value $.01 per share, of PLD (the "PLD Common Stock") will receive for each share of PLD Common Stock a number of shares of common stock, par value $1.00 per share, of the Company (the "Company Common Stock") to be determined based on the following exchange ratio:

         (a) if the Average Company Stock Price (as defined below) is less than $6.25 and equal to or greater than $5.25, the exchange ratio will be equal to $3.50 divided by the Average Company Stock Price;

         (b) if the Average Company Stock Price is equal to or greater than $6.25 and less than or equal to $8.00, the exchange ratio will be 0.56;

         (c) if the Average Company Stock Price is greater than $8.00, the exchange ratio will be equal to $4.48 divided by the Average Company Stock Price; and

         (d) if the Average Company Stock Price is less than $5.25, then the exchange ratio will be 0.6667.

         If the Average Company Stock Price is less than $5.25, PLD will have the right to request the Company to increase (or "top up") the exchange ratio to equal
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                                                                               3

$3.50 divided by the Average Company Stock Price. If the Company refuses to "top up" the exchange ratio, PLD will have the right to terminate the Merger Agreement. In addition, PLD will be entitled to terminate the Merger Agreement if the Average Company Stock Price is less than $4.00.

         The "Average Company Stock Price" will be determined by taking the average of the daily closing prices of the Company Common Stock on the American Stock Exchange Composite Transactions Tape for the 20 consecutive trading days ending on the third business day immediately prior to the meeting of the shareholders of PLD which will be called to approve the Merger.

         In the Merger, each share of Series II and Series III preferred stock of PLD (a total of 446,884 shares) will be redeemed for cash at a redemption price of Cdn. $1.00 per share. Each outstanding option and warrant to acquire shares of PLD Common Stock will be converted into an option or warrant of the Company on the basis of the exchange ratio described above.

         In the Merger Agreement, the Company has agreed to increase the size of its Board of Directors in connection with the consummation of the Merger from 9 members to 11 members and to cause the designation of two persons specified by PLD (one of which will be designated by News America Incorporated ("News")).

         The consummation of the Merger is subject to a number of conditions including the approval of the Merger by the shareholders of the Company and PLD, the receipt of various governmental clearances and consents, the absence of any material adverse change in the Company's or PLD's respective businesses and operations and other customary closing conditions. In addition, the consummation of the Merger is subject to the consummation of the transactions contemplated by the agreement to exchange and consent entered into by certain PLD senior and convertible noteholders, the letter agreement with Travelers (as defined below), the letter agreement with News and the option modification agreements described below.

         The Merger Agreement may be terminated in its entirety by either the Company or PLD in the event that the other is in material breach of the Merger Agreement, or in the event that the stockholders of both companies do not approve the Merger or that the Merger is not otherwise consummated by October 31, 1999. The Company also has the right to terminate the Merger Agreement in the event that the Board of Directors of PLD withdraws or modifies its approval of the Merger or recommends (or fails to recommend against) a different transaction to the stockholders of PLD.

         In the event that the Company terminates the Merger Agreement as a result of PLD's Board of Directors withdrawing or modifying its approval of the Merger or recommending (or failing to recommend against) another transaction, or as a result of a material breach by PLD of the Merger Agreement, or as a result of the
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                                                                               4

stockholders of PLD not approving the Merger at a time when a different transaction had been announced, PLD will be obligated to pay the Company a termination fee of $6.25 million plus reimbursement of its expenses (up to a maximum of $1 million).

         In connection with the Merger Agreement, the Company entered into a voting agreement with News and its affiliate which collectively own approximately 38% of PLD's Common Stock. Pursuant to this voting agreement, News has agreed to vote all of its shares of PLD Common Stock in favor of the Merger Agreement and the consummation of the Merger and against any proposal that could impede, interfere with, delay, postpone or materially adversely affect the Merger. News has also agreed not to solicit, discuss or support any other transaction involving PLD which could have the effect of interfering with, preventing or materially delaying the Merger. The Company and its shareholder, Metromedia Company, also granted certain tag-along rights to News upon a sale by Metromedia Company of Company Common Stock. In connection with the voting agreement, the Company and News America executed a registration rights agreement granting News America certain shelf and piggy-back registration rights with customary terms and conditions for their shares of Company Common Stock. Copies of the voting agreement and of the registration rights agreement are attached hereto as Exhibits 99.3 and 99.4, respectively, and are incorporated herein by reference.

         In connection with the Merger, the holders of all of PLD's 14.5% Senior Discount Notes due 2004 and Convertible Notes (together, the "PLD Notes") have agreed under an agreement to exchange and consent to exchange their PLD Notes for new 10 1/2% Senior Discount Notes due 2007 of the Company with terms set forth in a term sheet attached to the agreement. The noteholders have also agreed to waive certain events of default under the PLD Notes that would result from the consummation of the Merger as well as the payment of certain amounts to become due under the PLD Notes until the earlier of the termination of the Merger Agreement or October 31, 1999. A copy of the agreement to exchange and consent (including the term sheet) is attached as Exhibit 99.5 hereto and is incorporated herein by reference.

         Also in connection with the Merger, the Company and PLD entered into a note and warrant modification agreement with The Travelers Insurance Company and The Travelers Indemnity Company (together, "Travelers") pursuant to which Travelers agreed to waive certain events of default as well as the payment of certain amounts due or to become due under its revolving credit and warrant agreement dated November 26, 1997 with PLD, and agreed to a restructuring of PLD's debt under this agreement pursuant to which Travelers will be entitled to receive at the closing of the Merger, among other things, 100,000 shares of PLD Common Stock (which will be converted in the Merger into shares of Company
Common Stock at the applicable exchange ratio) and 10-year warrants to purchase 700,000 shares of Company Common Stock at a price to be determined in December 2000 that will be between $10 and $15 per share. A copy of the note and warrant
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                                                                               5

modification agreement is attached as Exhibit 99.6 hereto and is incorporated herein by reference.

         The Company also entered into a letter agreement with News America under which News America has agreed to certain modifications to the terms of PLD's debt under its revolving credit agreement dated as of September 30, 1998 and to the payment of such debt as modified in its entirety upon consummation of the Merger. A copy of the letter agreement is attached as Exhibit 99.7 hereto and is incorporated herein by reference.

         The Company and PLD have also entered into option modification agreements with two minority shareholders of Technocom Limited, a subsidiary of PLD, pursuant to which PLD will repurchase all of such shareholders' shares of Technocom Limited for an aggregate purchase price of $12.6 million. In addition, PLD also agreed to pay various other amounts to one of the shareholders and to cause the release of certain guarantees. Copies of these option modification agreements are attached as Exhibits 99.8 and 99.9 hereto and are incorporated herein by reference.

         The Company also entered into a bridge loan agreement with PLD pursuant to which it has agreed to extend revolving bridge loans to PLD of up to $7 million at an annual interest rate of 10% to fund PLD's ongoing operations during the period from the execution of the Merger Agreement to the earlier of the consummation of the Merger or the termination or expiration of the Merger Agreement. The loans under this agreement will be secured by a pledge by PLD of approximately 58% of the capital stock of PLD's Technocom Limited subsidiary. Copies of the bridge loan agreement and pledge agreement are attached hereto as exhibits 99.10 and 99.11, respectively, and are incorporated herein by reference.

         Donaldson, Lufkin & Jenrette Securities Corporation, which acted as financial advisor to the Company, has opined to the Board of Directors of the Company that the exchange ratio described above is fair from a financial point of view to the Company. Salomon Smith Barney Inc., which acted as financial advisor to PLD, has opined to the Board of Directors of PLD that the exchange ratio described above is fair from a financial point of view to the holders of PLD Common Stock.

         The Merger Agreement and the Merger have been unanimously approved by the Boards of Directors of both the Company and PLD, and each Board is recommending approval by its respective stockholders.

         The press release filed as an exhibit to this report includes "safe harbor" language, pursuant to the Private Securities Litigation Reform Act of 1995, indicating that certain statements about the Company's business contained in the press release are "forward-looking" rather than "historic." The press release also states that a more thorough discussion of factors affecting the Company's operating results are included in the Company's Annual Report on Form 10-K/A for the fiscal year ended
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                                                                               6

December 31, 1998, its Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, and other reports filed by the Company with the Securities and Exchange Commission.

Item 7.  Exhibits

         (a)    Financial Statements of Business Acquired.

                Not applicable.

         (b)    Pro Forma Financial Information.

         (c)    Exhibits.

                Exhibit Number                 Description
                --------------                 -----------
                    99.1          Press Release, dated May 18, 1999.
                    99.2 Agreement and Plan of Merger, dated as of May 18, 1999, among Metromedia International Group, Inc., Moscow Communications, Inc. and PLD
                                  Telekom Inc.
                    99.3 Voting Agreement, dated as of May 18, 1999, among Metromedia International Group, Inc., PLD Telekom Inc., News America Incorporated and News PLD
                                  LLC.
                    99.4 Registration Rights Agreement, dated as of May 18, 1999, among Metromedia International Group, Inc., PLD Telekom Inc., News America Incorporated and News PLD LLC.
                    99.5 Agreement to Exchange and Consent, dated as of May 18, 1999, entered into among Metromedia International Group, Inc., PLD Telekom Inc. and the holders of PLD Telekom Inc.'s outstanding
                                  14.5% Senior Discount Notes due 2004
                                  and 9% Convertible Subordinated Notes
                                  due 2006.

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                                                                               7

                    99.6          Note and Warrant Modification
                                  Agreement, dated as of May 18, 1999,
                                  among Metromedia International Group,
                                  Inc., PLD Telekom Inc., The Travelers
                                  Insurance Company and The Travelers
                                  Indemnity Company.
                    99.7 Letter Agreement, dated as of May 18, 1999, between Metromedia International Group, Inc. and News America
                                  Incorporated.
                    99.8 Plicom Option Modification Agreement, dated as of May 18, 1999, by and among Metromedia International Group, Inc., PLD Telekom Inc., Technocom Limited, Plicom Limited, Elite International Limited, Mark Klabin and Boris Antoniuk.
                    99.9 Elite Option Modification Agreement, dated as of May 18, 1999, by and among Metromedia International Group, Inc., PLD Telekom Inc., Technocom Limited, Elite International Limited and Boris Antoniuk.
                   99.10          Bridge Loan Agreement, dated as of
                                  May 18, 1999, between PLD Telekom
                                  Inc., as borrower, and Metromedia
                                  International Group, Inc., as lender.
                   99.11 Pledge Agreement, dated as of May 18, 1999, entered into between PLD
                                  Telekom Inc., as pledgor, and
                                  Metromedia International Group, Inc.,
                                  as pledgee.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             METROMEDIA INTERNATIONAL GROUP, INC.


Date: May 19, 1999           By: /s/  Arnold L. Wadler
                                 ---------------------
                                 Name:  Arnold L. Wadler
                                 Title: Executive Vice President, General
                                        Counsel and Secretary
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                                                                               9

                                  EXHIBIT INDEX


Exhibit Number                 Description                              Page No.
--------------                 -----------                              --------
    99.1          Press Release, dated May 18, 1999.
    99.2          Agreement and Plan of Merger, dated as
                  of May 18, 1999, among Metromedia
                  International Group, Inc., Moscow
                  Communications, Inc. and PLD
                  Telekom Inc.
    99.3          Voting Agreement, dated as of May 18,
                  1999, among Metromedia International
                  Group, Inc., PLD Telekom Inc., News
                  America Incorporated and News PLD
                  LLC.
    99.4          Registration Rights Agreement, dated as
                  of May 18, 1999, among Metromedia
                  International Group, Inc., PLD Telekom
                  Inc., News America Incorporated and
                  News PLD LLC.
    99.5          Agreement to Exchange and Consent,
                  dated as of May 18, 1999, entered into
                  among Metromedia International Group,
                  Inc., PLD Telekom Inc. and the holders
                  of PLD Telekom Inc.'s outstanding
                  14.5% Senior Discount Notes due 2004
                  and 9% Convertible Subordinated Notes
                  due 2006.
    99.6          Note and Warrant Modification
                  Agreement, dated as of May 18, 1999,
                  among Metromedia International Group,
                  Inc., PLD Telekom Inc., The Travelers
                  Insurance Company and The Travelers
                  Indemnity Company.
    99.7          Letter Agreement, dated as of May 18,
                  1999, between Metromedia International
                  Group, Inc. and News America
                  Incorporated.
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    99.8          Plicom Option Modification Agreement,
                  dated as of May 18, 1999, by and
                  among Metromedia International Group,
                  Inc., PLD Telekom Inc., Technocom
                  Limited, Plicom Limited, Elite
                  International Limited, Mark Klabin and
                  Boris Antoniuk.
    99.9          Elite Option Modification Agreement,
                  dated as of May 18, 1999, by and
                  among Metromedia International Group,
                  Inc., PLD Telekom Inc., Technocom
                  Limited, Elite International Limited and
                  Boris Antoniuk.
   99.10          Bridge Loan Agreement, dated as of
                  May 18, 1999, between PLD Telekom
                  Inc., as borrower, and Metromedia
                  International Group, Inc., as lender.
   99.11          Pledge Agreement, dated as of May 18,
                  1999, entered into between PLD
                  Telekom Inc., as pledgor, and
                  Metromedia International Group, Inc.,
                  as pledgee.